Exhibit 31.1

CERTIFICATIONS

I, Robert Ang, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Vor Biopharma Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 8, 2024	By:	/s/ Robert Ang
Robert Ang
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)